UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2022

CLICKSTREAM CORPORATION

nevada	000-52944	46-5582243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8549 Wilshire Blvd., Suite 2181

Beverly Hills, CA 90211

(Address of principal executive offices)

(213) 205-0684

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common (Par Value $0.0001)	CLIS	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11th effective May 1st, 2022, the Company appointed Michael Smith and Raymond Brothers to its Board of Directors The new directors will receive $5,000 per month for their services as directors

Raymond Brothers, age 53, recognized world-wide as a leading sports and entertainment agent and attorney, supporting athletes during and after their professional careers. Throughout his career, he has been a mentor to Immanuel Quickley, LaMelo Ball, Danny Green, Markelle Fultz, Precious Achiuwa, Zach Randolph, Caron Butler, and many more. Brothers has negotiated multi-billion dollars in contracts for his clients since becoming an agent. Brothers is currently Head of Basketball at Roc Nation Sports, a sub-division of Roc Nation, launched in spring 2013. Founder Shawn “JAY-Z” Carter’s love of sports led to the natural formation of Roc Nation Sports, supporting athletes in the same way Roc Nation has been working alongside and advocating for artists in the music industry for years. Roc Nation Sports focuses on elevating athletes’ careers on a global scale both on and off the field. Roc Nation Sports conceptualizes and executes marketing and endorsement deals, community outreach, charitable tie-ins, media relations, and brand strategy. Roc Nation Sports’ roster includes premiere athletes such as Robinson Cano, Skylar Diggins-Smith, LaMelo Ball, Kevin De Bruyne, Romelu Lukaku, Saquon Barkley, Dez Bryant, Leonard Fournette, Danny Green, Todd Gurley, Jaire Alexander, and Ronnie Stanley.

Michael J. Smith, age 63, is a world-renowned sports and entertainment attorney and currently represents the Stan Lee Estate in California. Smith was appointed as the youngest Magistrate in the State of Michigan at the age of 24 and has been practicing law nationally and internationally for over 37 years and is also licensed to practice law in the U.S. Tax Courts. Smith’s expertise is in litigation and negotiation in various high level legal areas including sports and entertainment, business formation and asset protection, contract creation and litigation, significant criminal defense and family law and national and international adoptions. Smith having been a collegiate and professional athlete including a pitcher for Wayne State University in Detroit, Michigan, and for the Valdosta Red Sox, an affiliate of the Boston Red Sox in Valdosta, Georgia. Smith, as their attorney, has worked and continues to work with many professional Hall of Fame athletes from many different backgrounds and sports including the greatest hockey player to ever live, Hockey Hall of Famer, Gordie Howe; Thomas “The Hitman” Hearns, who won 8 World Title Belts, and has been inducted in the Boxing Hall of Fame. “The Hitman” and Smith were the Boxing Promoters in Mike Tyson’s comeback when he fought Andrew Golota in 2000 at The Palace of Aubum Hills. Snith represents the NFL’s most elitist greatest wide receiver of all time and enshrined in the NFL’s Hall of Fame, Calvin Johnson Jr. “Megatron” and he has represented Mark Wells, No. 15 who played for the 1980 U.S. Olympic Gold Medal Hockey Team, also referred to as the “Miracle on Ice”. Smith has also represented for years, Gary Danielson; Detroit Lions former Quarterback and TV analyst for the best of the best College Football Games; and Mel Farr ”Superstar” famed Detroit Lions Running Back and Rookie of the Year in the NFL and who owned one the largest minority car dealerships in the US; and Kim Mathers (ex-wife of Eminem) and her family and many more. Smith attended Central Michigan University and Wayne State University where he earned a Bachelor of Science Degree in Criminal Law with distinction and was on the Dean’s List. Smith moved back to Michigan and attended Detroit College of Law at Michigan State University, and in 1984 he earned his Juris Doctorate Degree. Smith was an editor of the Detroit College Law Review and had his work published — Federal Election Commission vs. Florida for Kennedy Committee: Our Draft Committees, Political Committees within the meanings of FECA? 1679 Detroit College of Law Review, 1983.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2022	CLICKSTREAM CORPORATION

	By:	/s/ FRANK MAGLIOCHETTI
Frank Magliochetti Chief Executive Officer